Exhibit 99.1

       News Release
news release

FOR IMMEDIATE RELEASE	FEBRUARY 28, 2011
SYKES ENTERPRISES, INCORPORATED REPORTS
FOURTH-QUARTER AND FULL-YEAR 2010 FINANCIAL RESULTS
--Solid execution drives strong fourth-quarter
2010 revenue, operating margin and earnings per share performance
--Seat capacity utilization rate increases
--Initiating first-quarter and full-year 2011 business outlook

TAMPA, FL – February 28, 2011 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE) announced today its fourth-quarter and full-year 2010 financial results. The Company’s fourth-quarter and full-year 2010 financial results and the accompanying year-ago and sequential comparisons discussed throughout the press release exclude financial contribution from the Argentina operation, which was disposed of in December 2010 and is reclassified as discontinued operations.
Fourth quarter 2010 Financial Highlights
•	Fourth quarter 2010 revenues of $309.1 million increased $95.8 million, or 44.9%, over the comparable quarter last year; fourth quarter 2010 revenues included $103.5 million from the ICT acquisition

•
Fourth quarter 2010 operating margin was 4.6% versus 7.5% in the same period last year. Included in fourth quarter 2010 operating margins were a net gain of $2.0 million (0.6% of revenues) on an insurance settlement and a recovery of $0.4 million (0.1% of revenues) in regulatory penalty; on an adjusted basis, a non-GAAP measure (see explanation on Page 7 and see Exhibit 4 for reconciliation), fourth quarter 2010 operating margin was 7.4% versus 8.9%, due to previously-discussed program expirations in both the Americas and EMEA regions beginning in the second-half of 2009, duplicative costs related to migration of demand to near-shore locations in Cluj, Romania, Berlin, Germany, and Cairo, Egypt, coupled with severance expenses as well as training costs associated with new program ramp-ups in the Americas & EMEA regions

•
Sequentially, fourth quarter 2010 revenues of $309.1 million increased 5.0% over the third quarter of 2010, or a 2.9% increase on a constant currency basis, driven by technology, communications, transportation and financial services verticals; operating margins increased sequentially to 4.6% in fourth quarter 2010 over 4.5%, while on an adjusted basis operating margins decreased sequentially to 7.4% in the fourth quarter of 2010 from 7.9% due to additional migration and ramp costs associated with some new client wins in EMEA, coupled with higher corporate expenses

•
Excluding the ICT acquisition and on a constant currency basis, fourth quarter 2010 revenues decreased 4.2% comparably due to tougher year-ago comparisons driven principally by previously-discussed program expirations in both regions, migration of demand to near-shore locations as well as softness in the technology and communications verticals, most pronounced within the EMEA region, which more than offset increased overall demand from the financial services vertical within the Americas and EMEA regions

•
Excluding the ICT acquisition, fourth quarter 2010 operating margins declined 280 basis points (6.1% vs. 8.9%) comparably due principally to previously-discussed client program expirations, migration costs, severance expenses and training costs associated with program ramp-ups in the Americas and EMEA regions

•
Fourth quarter 2010 capacity utilization rate increased to 77% from 75% in the comparable quarter last year as the Company made solid strides in rationalizing seat capacity as part of the integration of the ICT acquisition and exiting Argentina

•
Fourth quarter 2010 diluted earnings per share from continuing operations were $0.21 versus a loss of $0.08 in the comparable quarter last year and versus the Company’s November 2010 business outlook diluted earnings per share range of $0.22 to $0.25. The Company’s earnings per share in the fourth quarter of 2009 were impacted by the deemed change of assertion regarding permanent reinvestment of $85 million of its foreign subsidiaries’ accumulated and undistributed earnings related to the ICT Group acquisition. Relative to the November 2010 business outlook share range, the decrease in fourth quarter 2010 diluted earnings per share was due principally to an additional withholding tax expense incurred as a result of cash management actions related to the Tax Relief Act of December 2010

•
On an adjusted basis, fourth quarter 2010 diluted earnings per share from continuing operations were $0.31 compared to an adjusted fourth quarter 2010 diluted earnings per share range of $0.30 to $0.33 provided in the Company’s November 2010 business outlook. The decrease relative to the business outlook was due mainly to the Tax Relief Act discussed above. Assuming a tax rate of 26%, which was the midpoint of the forecasted tax rate range of 25% to 27% projected in the Company’s November 2010 business outlook, adjusted diluted earnings per share from continuing operations in the fourth quarter of 2010 would have been $0.36

•
Fourth quarter 2010 loss per share from discontinued operations, net of taxes, was $0.58 versus $0.03 in the comparable quarter last year due principally to the loss on the sale of the Company’s Argentina operations

Americas Region
Revenues generated from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 72.1% to $250.8 million, or 81.1% of total revenues, for the fourth quarter of 2010. Revenues for the prior year period totaled $145.7 million, or 68.3% of total revenues. The ICT acquisition contributed approximately $103.4 million to the Americas fourth quarter 2010 revenues. Excluding the ICT acquisition and on a constant currency basis, fourth quarter 2010 Americas revenues decreased 1.9% comparably due principally to expiration of previously-discussed client programs within the communications and technology verticals, which more than offset increased demand from the financial services vertical and a gradually rebounding technology vertical.

During the quarter, approximately 47% of the Americas fourth quarter 2010 revenues was generated from services provided offshore. Excluding the ICT acquisition, approximately 54% of the Americas fourth quarter 2010 revenues was generated from services provided offshore compared to approximately 55% in the prior year quarter, with the percentage decrease due primarily to an increased revenue contribution from the U.S.
Sequentially, revenues generated from the Americas region increased 3.9% to $250.8 million in the fourth quarter of 2010. Third quarter 2010 revenues were $241.4 million, or 82.0% of total revenues. On a constant currency basis, fourth quarter 2010 Americas revenues increased 2.5% sequentially, driven partially by stronger-than-anticipated seasonality which favorably impacted demand from the communications, financial services, healthcare and technology verticals.
The Americas income from operations for the fourth quarter of 2010 increased 27.0% to $29.8 million, with an operating margin of 11.9% versus 16.1% in the comparable quarter last year. On an adjusted basis (see Exhibit 4 for reconciliation), the Americas operating margin was 14.2% versus 16.6% in the comparable quarter last year. Excluding the ICT acquisition, the Americas operating margin increased 20 basis points (16.8% vs. 16.6%) comparably due primarily to an increase in revenues related to ramp-up of existing and new client programs coupled with lower expenses, including facilities and personnel costs.
Sequentially, the Americas income from operations for the fourth quarter of 2010 increased 17.6% to $29.8 million, with an operating margin of 11.9% versus 10.5% in the third quarter of 2010. On an adjusted basis, (see Exhibit 6), the Americas operating margin remained flat sequentially at 14.2%.
EMEA Region
Revenues from the Company’s Europe, Middle East and Africa (EMEA) region decreased 13.7% to $58.4 million, representing 18.9% of SYKES’ total revenues for the fourth quarter of 2010 compared to $67.7 million, or 31.7%, in the prior year’s fourth quarter. The ICT acquisition contributed approximately $0.1 million in revenues to EMEA in the fourth quarter of 2010. Excluding the ICT acquisition and on a constant currency basis, EMEA revenues decreased 9.1% due largely to previously-discussed client program expirations, near-shore migration and demand softness within the technology and communications verticals, which more than offset increased demand from the transportation and financial services verticals.
Sequentially, revenues from the Company’s EMEA region increased 10.0% to $58.4 million for the fourth quarter of 2010 compared to $53.1 million, or 18.0% of SYKES’ total revenues in the third quarter of 2010. On a constant currency basis, EMEA revenues increased 5.1% sequentially, driven partially by stronger-than-anticipated seasonality which favorably impacted demand from the technology, communications, transportation and financial services verticals.
The EMEA region generated a $4.1 million, or 7.1% of EMEA revenues, loss from operations for the fourth quarter of 2010 versus an income of $4.8 million, or 7.1%, in the comparable quarter last year. On an adjusted basis (see Exhibit 4 for reconciliation), the comparable operating margin was a negative 4.4% versus a positive 7.1% in the comparable quarter last year. Excluding the ICT acquisition, the EMEA operating margin was a negative 3.5% versus a positive 7.1% due to program expirations and soft demand, coupled with migration of demand to near-shore locations such as Egypt, Romania and Germany and the corresponding duplicative labor and facilities ramp costs, along with severance costs. In addition, there were some additional ramp costs associated with some new client wins.
Sequentially, the EMEA region generated a $4.1 million, or 7.1% of EMEA revenues, loss from operations for the fourth quarter of 2010 versus a loss of $2.5 million, or 4.8% of EMEA revenues, in the third quarter of 2010. On an adjusted basis (see Exhibit 6), the EMEA operating margin was a negative 4.4% versus a negative 4.1% due to severance and ramp costs associated with near-shore demand migration and some new client wins.
Corporate G&A Expenses
Corporate costs decreased to $11.5 million, or 3.7% of revenues, in the fourth quarter of 2010, compared to $12.2 million, or 5.7% of revenues, in the comparable quarter last year. On an adjusted basis (see Exhibit 4 for reconciliation), corporate costs increased 3.1% to $10.2 million, or 3.3% of revenues, from $9.9 million, or 4.6% of revenues in comparable period last year. Excluding the ICT acquisition, corporate costs increased to $10.2 million, or 5.0% of fourth quarter 2010 revenues from $9.9 million, or 4.6% of revenues, in the same period last year due principally to higher compensation expenses.
Sequentially, corporate costs increased to $11.5 million, or 3.7% of revenues, in the fourth quarter of 2010, from $9.4 million, or 3.2% of revenues, in the third quarter of 2010. On an adjusted basis (see Exhibit 6), corporate costs increased to $10.2 million, or 3.3% of revenues, from $9.0 million, or 3.1% of revenues, in the third quarter of 2010 due principally to higher compensation expenses.
Interest & Other Expense and Taxes
Interest and other expense for the fourth quarter of 2010 totaled approximately $0.4 million compared to interest and other expense of $1.2 million for the same period in the prior year. The decrease in interest and other expenses was aided mainly by a decline in realized and unrealized foreign currency transaction losses which resulted primarily from U.S. dollar denominated assets and liabilities held by the Company’s international subsidiaries.
The Company’s effective tax rate from continuing operations was 28.7% in the fourth quarter versus 122.4% in the same period last year and higher than the estimated 18% to 20% tax rate range provided in the Company’s November 2010 business outlook. The tax rate in the comparable quarter last year was driven by the Company’s deemed change of assertion in the fourth quarter of 2009 regarding permanent reinvestment of $85 million of its foreign subsidiaries’ accumulated and undistributed earnings, which came about due to the Company’s borrowing of a $75 million Term Loan on February 2, 2010, to close the ICT Group acquisition and a $10 million increase in its estimate of costs related to the ICT Group acquisition. Relative to the business outlook, the increase in the effective tax rate was due to additional withholding tax expense incurred as a result of cash management actions related to the Tax Relief Act of December 2010.
On an adjusted basis, fourth quarter 2010 tax rate was 36.0% compared to the estimated 25% to 27% fourth quarter 2010 tax rate range provided in the Company’s November 2010 business outlook. The higher-than-expected tax rate on an adjusted basis relative to the business outlook was due to the aforementioned cash management actions.
2010 Financial Highlights
•	2010 revenues of $1,158.7 million increased $345.1 million, or 42.4%, over the comparable quarter last year; 2010 revenues included $362.7 million from the ICT acquisition

•
2010 operating margin was 2.8% versus 9.0% on a comparable basis in 2009. Included in 2010 were a net gain of $2.0 million (0.2% of revenues) on an insurance settlement and a recovery of $0.4 million (0.03% of revenues) in regulatory penalty; on an adjusted basis (see Exhibit 5 for reconciliation), 2010 operating margin was 6.9% versus 9.7%, due to previously-discussed program expirations in both the Americas and EMEA regions beginning in the second-half of 2009, duplicative costs related to migration of demand to near-shore locations in Cluj, Romania, Berlin, Germany, and Cairo, Egypt, coupled with severance expenses as well as training costs associated with new program ramp-ups in the Americas and EMEA regions

•	In 2010, the Company realized approximately $28 million in synergies as a result of the ICT acquisition

•
Excluding the ICT acquisition and on a constant currency basis, 2010 revenues decreased 4.6% comparably due to tougher year-ago comparisons driven principally by previously-discussed program expirations in both regions, migration of demand to near-shore locations as well as softness in the technology and communications verticals, which more than offset increased demand from the financial services and transportation verticals

•
Excluding the ICT acquisition, 2010 operating margins declined 310 basis points (6.6% vs. 9.7%) comparably due principally to previously-discussed client program expirations as well as migration and new program ramp-ups in the Americas and EMEA regions

•
2010 diluted earnings per share from continuing operations was $0.43 versus $1.12 last year and above the Company’s November 2010 business outlook earnings per share range of $0.37 to $0.40. The decrease in the Company’s 2010 diluted earnings per share from continuing operations on a comparable basis was due to integration costs and higher interest expense related to the ICT acquisition, operating losses in EMEA and other expenses related to foreign currency transaction losses, while the increase relative to the business outlook was due to stronger than expected demand, better expense leverage, a net gain on the insurance settlement and the recovery of a regulatory penalty

•
On an adjusted basis, 2010 diluted earnings per share from continuing operations was $1.12 compared to an adjusted 2010 diluted earnings per share range of $1.05 to $1.08 provided in the Company’s November 2010 business outlook. The increase relative to the business outlook was due principally to stronger than expected demand and better expense leverage

•
Loss per share from discontinued operations in 2010, net of taxes, was $0.65 versus $0.07 in the comparable quarter last year due principally to loss on the sale of the Company’s Argentina operations in 2010

Liquidity and Capital Resources
The Company’s balance sheet at December 31, 2010 remained strong with cash and cash equivalents of $189.8 million, excluding restricted cash of $0.5 million. Approximately $173.9 million of the Company’s December 31st cash balance was held in international operations, of which $113.9 million would be subject to additional taxes if repatriated back to the U.S.
Of the $60 million that is not subject to additional taxes, the Company repatriated approximately $35 million in January 2011, with the balance $25 million to be repatriated in the future. At December 31, 2010, the Company had $75 million of undrawn borrowing capacity available under its revolving credit facility.
Business Outlook
The assumptions driving the business outlook are as follows:

•
Overall, the customer contact management demand environment for the Company is starting to firm, though it still varies by region. Within the Americas region, demand is broadening and is being led by the financial services vertical, followed by the technology and healthcare verticals. In the EMEA region, where the economic environment still remains mixed, the Company is beginning to see pockets of demand stabilization. However, Spain, with its still-challenged economic backdrop, and Cairo, Egypt, albeit a small 200 seat operation and with its political uncertainties, could temper some of the improvements in EMEA. Although the Company is fully operational again in Cairo, its contact management center was closed for approximately one week during the recent civil disturbances. The Company is prepared to re-route existing volume to other geographies if conditions change;

•
The Company’s revenues and adjusted earnings per share assumptions are based on foreign exchange rates as of February 2011. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a significant impact, positive or negative, on revenues and adjusted earnings per share relative to the business outlook for the first quarter and full-year;

•
The Company expects to add 1,800 seats on a gross basis, split roughly evenly over the first and second half of the year. More than three quarters of the seat additions are expected to be in the Americas region. Similarly, the ramp costs associated with the seats additions are expected to be split roughly evenly between the first and second half of the year. The Company’s first quarter 2011 business outlook also reflects the impact of merit pay increases, the lion’s share of which occur around the first-half of the year. In addition, given the inclement weather in both the U.S. and Canada, the Company anticipates unfavorable impact to both revenues and expenses in the U.S. in the first quarter, while higher tow claims associated with its roadside assistance program in Canada is expected to impact expenses only in the first quarter. Consequently, the combination of ramp costs, merit pay increases and inclement weather are expected to disproportionately impact first quarter 2011 revenues and expenses;

•
The Company anticipates net interest expense of approximately $0.2 million per quarter related to commitment fees and deferred financing costs related to its credit facility, which are partially offset by lower interest income resulting from lower interest rates on lower cash balances. In addition, the Company expects to incur foreign exchange transaction losses of approximately $1.5 million in the first quarter of 2011, which resulted primarily from U.S. dollar denominated assets and liabilities held by the Company’s international subsidiaries in January. Consequently, the Company anticipates full year 2011 interest and other expense of $2.3 million. These amounts exclude the potential impact of any future foreign exchange gains or losses in other income; and

•
The Company’s tax rate for the first quarter and full year 2011 is expected to be driven by a shift in the geographic mix of earnings to lower tax rate jurisdictions and a reduction in corporate tax rates in certain jurisdictions.

Considering the above factors, the Company anticipates the following financial results for the three months ended March 31, 2011:
•	Revenues in the range of $300.0 million to $305.0 million

•	Tax rate of approximately 24% to 26%, on an adjusted basis, a tax rate of approximately 24% to 26%

•	Fully diluted share count of approximately 46.6 million

•	*Diluted earnings per share of approximately $0.20 to $0.23

•	Adjusted diluted earnings per share in the range of $0.25 to $0.28

•	Capital expenditures in the range of $9.0 million to $11.0 million
For the twelve months ended December 31, 2011, the Company anticipates the following financial results:
•	Revenues in the range of $1,215.0 million to $1,230.0 million

•	Tax rate of approximately 24% to 26%, on adjusted basis, a tax rate of 24% to 26%

•	Fully diluted share count of approximately 46.6 million

•	*Diluted earnings per share in the range of $1.10 to $1.20

•	Adjusted diluted earnings per share in the range of $1.30 to $1.40

•	Capital expenditures in the range of $38.0 million to $42.0 million
*See “Business Outlook Reconciliation” for First Quarter and Full-Year 2011 earnings per share.
Recovery of Regulatory Penalty
During 2010, the Company recovered a $0.4 million regulatory penalty related to privacy claims associated with the alleged inappropriate acquisition of personal bank account information by our Spanish subsidiary after receiving a favorable ruling by the Spanish Supreme Court. The penalty was initially recorded in 2007.
Net (Gain) on Insurance Settlement
In September 2009, the building and contents of one of the Company’s customer contact management centers located in Marikina City, the Philippines (acquired as part of the ICT acquisition) was severely damaged by flooding from Typhoon Ondoy. Upon settlement with the insurer in November 2010, the Company recognized a net gain of $2.0 million. The net book value of the damaged property and equipment had been written down by ICT prior to the ICT acquisition in February 2010.
Conference Call
The Company will conduct a conference call regarding the content of this release tomorrow, March 1st, 2011 at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/phoenix.zhtml?c=119541&p=irol-news&nyo=0.
Non-GAAP Financial Measure
Adjusted earnings per diluted share and adjusted operating margins are important indicators of performance as these non-GAAP financial measures assist readers in further understanding the Company’s results of operations and trends from period-to-period exclusive of certain acquisition-related items. The term “adjusted basis”, as referenced throughout the press release, includes the ICT acquisition but excludes ICT acquisition-related costs (see Exhibits 4 & 5 for reconciliation) such as those associated with capacity rationalization and facilities consolidation, coupled with items one-time in nature. Adjusted earnings per diluted share and adjusted operating margins, however, are supplemental measures of performance that are not required by, or presented in accordance with, U.S. Generally Accepted Accounting Principles (GAAP). Refer to the tables in the release for a detailed reconciliation.
About Sykes Enterprises, Incorporated
SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat. Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.
Forward-Looking Statements
This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) the potential of cost savings/synergies associated with the ICTG acquisition not being realized, or not being realized within the anticipated time period, (xxvii) the potential loss of key clients related to the ICTG acquisition, (xxviii) risks related to the integration of the businesses of SYKES and ICTG and (xxix) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)
Exhibit 1

	Three Months Ended
	SYKES + ICT	SYKES
	December 31,	December 31,
	2010	2009

Revenues	$309,146	$213,338
Direct salaries and related costs	(200,334)	(136,832)
General and administrative	(96,894)	(60,448)
Net gain on insurance settlement	1,991	-
Recovery of regulatory penalty	418	-
Impairment of long-lived assets	(177)	-

Income from continuing operations	14,150	16,058
Other income (expense), net	(355)	(1,198)

Income from continuing operations before taxes	13,795	14,860
Income taxes	(3,965)	(18,186)

Income (loss) from continuing operations, net of taxes	9,830	(3,326)
Loss from discontinued operations	(3,286)	(1,363)
Loss on sale of discontinued operations, net of taxes	(23,495)	-

Net (loss)	$(16,951)	$(4,689)

Net (loss) per share:
Basic:
Continuing operations	$0.21	$(0.08)
Discontinued operations	(0.58)	(0.03)

Net (loss) per share	$(0.37)	$(0.11)

Diluted:
Continuing operations	$0.21	$(0.08)
Discontinued operations	(0.58)	(0.03)

Net (loss) per share	$(0.37)	$(0.11)

Weighted average shares:
Basic	46,451	40,827

Diluted	46,563	41,151

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)
Exhibit 2

	Twelve Months Ended
	SYKES + ICT	SYKES
	December 31,	December 31,
	2010	2009

Revenues	$1,158,718	$813,574
Direct salaries and related costs	(751,490)	(516,456)
General and administrative	(373,772)	(222,192)
Net gain on insurance settlement	1,991	-
Recovery of regulatory penalty	418	-
Impairment of goodwill & intangibles	(362)	(1,908)
Impairment of long-lived assets	(3,280)	-

Income from continuing operations	32,223	73,018
Other income (expense), net	(10,328)	1,331
Impairment loss on investment in SHPS	-	(2,089)

Income from continuing operations before taxes	21,895	72,260
Income taxes	(2,197)	(26,118)

Income from continuing operations, net of taxes	19,698	46,142
Loss from discontinued operations	(6,476)	(2,931)
Loss on sale of discontinued operations, net of taxes	(23,495)	-

Net income (loss)	$(10,273)	$43,211

Net income (loss) per share:
Basic:
Continuing operations	$0.43	$1.13
Discontinued operations	$(0.65)	$(0.07)

Net income (loss) per share	$(0.22)	$1.06

Diluted:
Continuing operations	$0.43	$1.12
Discontinued operations	$(0.65)	$(0.07)

Net income (loss) per share	$(0.22)	$1.05

Weighted average shares:
Basic	46,030	40,707

Diluted	46,133	41,026

Sykes Enterprises, Incorporated
Segment Results
(in thousands)
(Unaudited)
Exhibit 3

	Three Months Ended
	SYKES + ICT	SYKES
	December 31,	December 31,
	2010	2009
Revenues:
Americas	$250,759	$145,679
EMEA	58,387	67,659

Total	$309,146	$213,338

Operating Income:
Americas	$27,817	$23,468
EMEA	(4,405)	4,821
Corporate G&A expenses	(11,494)	(12,231)
Net gain on insurance settlement	1,991	-
Recovery of regulatory penalty	418	-
Impairment of long-lived assets	(177)	-

Income from continuing operations	14,150	16,058

Other income (expense), net	(355)	(1,198)
(Provision) for income taxes	(3,965)	(18,186)

Income (loss) from continuing operations, net of taxes	$9,830	$(3,326)

	Twelve Months Ended
	SYKES + ICT	SYKES
	December 31,	December 31,
	2010	2009
Revenues:
Americas	$934,329	$565,023
EMEA	224,389	248,551

Total	$1,158,718	$813,574

Operating Income:
Americas	$109,298	$103,297
EMEA	(11,204)	15,130
Corporate G&A expenses	(64,638)	(43,501)
Net gain on insurance settlement	1,991	-
Recovery of regulatory penalty	418	-
Impairment of goodwill & intangibles	(362)	(1,908)
Impairment of long-lived assets	(3,280)	-

Income from continuing operations	32,223	73,018

Impairment loss on investment in SHPS	-	(2,089)
Other income (expense), net	(10,328)	1,331
(Provision) for income taxes	(2,197)	(26,118)

Income from continuing operations, net of taxes	$19,698	$46,142

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
Exhibit 4

	Three Months Ended
	December 31, 2010

		Acquisition related Costs

			ICT
		ICT	Depreciation and	ICT
		Severance	Amortization of	Merger
	SYKES + ICT	& Consulting	Property & Equipment and	& Integration		SYKES + ICT
	Reported	Engagement	Intangibles Write-Ups	Costs	Other	Adjusted

Revenues	$309,146					$309,146
Direct salaries and related costs	(200,334)	185				(200,149)
General and administrative	(96,894)	7,217	3,209	275		(86,193)
Net gain on insurance settlement	1,991				(1,991)	-
Recovery of regulatory penalty	418				(418)	-
Impairment of goodwill & intangibles	(177)			177		-

Income from continuing operations	14,150	7,402	3,209	452	(2,409)	22,804
Other (expense), net	(355)					(355)

Income from continuing operations before taxes	13,795	7,402	3,209	452	(2,409)	22,449
Benefit (provision) for income taxes	(3,965)	(2,752)	(1,193)	(168)	-	(8,078)

Income from continuing operations, net of taxes	$9,830	$4,650	$2,016	$284	$(2,409)	14,371

Income from continuing operations, net of taxes per basic share	$0.21	$0.10	$0.04	$0.01	$(0.05)	$0.31
Shares outstanding, basic	46,451	46,451	46,451	46,451	46,451	46,451

Income from continuing operations, net of taxes per diluted share	$0.21	$0.10	$0.04	$0.01	$(0.05)	$0.31
Shares outstanding, diluted	46,563	46,563	46,563	46,563	46,563	46,563

		Acquisition related Costs

			ICT
		ICT	Depreciation and	ICT
		Severance	Amortization of	Merger
	SYKES + ICT	& Consulting	Property & Equipment and	& Integration		SYKES + ICT
	Reported	Engagement	Intangibles Write-Ups	Costs	Other	Adjusted

Revenues:
Americas	$250,759					$250,759
EMEA	58,387					58,387

Total	$309,146	$-	$-	$-		$309,146

Operating Income:
Americas	$29,790	4,562	3,209	19	(1,991)	$35,589
EMEA	(4,146)	1,839		158	(418)	(2,567)
Corporate G&A expenses	(11,494)	1,001		275		(10,218)

Income from continuing operations	14,150	7,402	3,209	452	(2,409)	22,804

Other (expense), net	(355)					(355)
Benefit (provision) for income taxes	(3,965)	(2,752)	(1,193)	(168)	-	(8,078)

Income from continuing operations, net of taxes	$9,830	$4,650	$2,016	$284	$(2,409)	14,371

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
Exhibit 5

	Twelve Months Ended
	December 31, 2010

		Acquisition related Costs

			ICT
		ICT	Depreciation and	ICT
		Severance	Amortization of	Merger
	SYKES + ICT	& Consulting	Property & Equipment and	& Integration		SYKES + ICT
	Reported	Engagement	Intangibles Write-Ups	Costs	Other	Adjusted

Revenues	$1,158,718					$1,158,718
Direct salaries and related costs	(751,490)	220				(751,270)
General and administrative	(373,772)	25,000	11,795	9,302		(327,675)
Net gain on insurance settlement	1,991				(1,991)	-
Recovery of regulatory penalty	418				(418)	-
Impairment of goodwill & Intangibles	(362)			362		-
Impairment of long-lived assets	(3,280)			3,280		-

Income from continuing operations	32,223	25,220	11,795	12,944	(2,409)	79,773
Other (expense), net	(10,328)					(10,328)

Income from continuing operations before taxes	21,895	25,220	11,795	12,944	(2,409)	69,445
Benefit (provision) for income taxes	(2,197)	(7,879)	(3,685)	(4,044)	-	(17,805)

Income from continuing operations, net of taxes	$19,698	$17,341	$8,110	$8,900	$(2,409)	51,640

Income from continuing operations, net of taxes per basic share	$0.43	$0.38	$0.18	$0.19	$(0.05)	$1.12
Shares outstanding, basic	46,030	46,030	46,030	46,030	46,030	46,030

Income from continuing operations, net of taxes per diluted share	$0.43	$0.38	$0.18	$0.19	$(0.05)	$1.12
Shares outstanding, diluted	46,133	46,133	46,133	46,133	46,133	46,133

		Acquisition related Costs

			ICT
		ICT	Depreciation and	ICT
		Severance	Amortization of	Merger
	SYKES + ICT	& Consulting	Property & Equipment and	& Integration		SYKES + ICT
	Reported	Engagement	Intangibles Write-Ups	Costs	Other	Adjusted

Revenues:
Americas	$934,329					$934,329
EMEA	224,389					224,389

Total	$1,158,718	$-	$-	$-		$1,158,718

Operating Income:
Americas	$108,168	8,453	$11,771	$3,121	$(1,991)	$131,513
EMEA	(11,307)	1,839	24	521	(418)	(9,341)
Corporate G&A expenses	(64,638)	14,928		9,302		(40,408)

Income from continuing operations	32,223	25,220	11,795	12,944	(2,409)	79,773

Other (expense), net	(10,328)					(10,328)
Benefit (provision) for income taxes	(2,197)	(7,879)	(3,685)	(4,044)	-	(17,805)

Income from continuing operations, net of taxes	$19,698	$17,341	$8,110	$8,900	$(2,409)	$51,640

Sykes Enterprises, Incorporated
Segment Results
(in thousands)
(Unaudited)
Exhibit 6

	Three Months Ended
	SYKES + ICT	SYKES + ICT
	Adjusted	Adjusted
	December 31,	September 30,
	2010	2010

Revenues	$309,146	$294,455
Direct salaries and related costs	(200,149)	(190,813)
General and administrative	(86,193)	(80,486)

Income from continuing operations	22,804	23,156
Other (expense), net	(355)	(1,588)

Income from continuing operations before taxes	22,449	21,568
(Provision) for income taxes	(8,078)	(1,534)

Income from continuing operations, net of taxes	$14,371	$20,034

Income from continuing operations, net of taxes per basic share	$0.31	$0.43
Shares outstanding, basic	46,451	46,468

Income from continuing operations, net of taxes per diluted share	$0.31	$0.43
Shares outstanding, diluted	46,563	46,559

	Three Months Ended
	SYKES + ICT	SYKES + ICT
	Adjusted	Adjusted
	December 31,	September 30,
	2010	2010

Revenues:
Americas	$250,759	$241,353
EMEA	58,387	53,102

Total	$309,146	$294,455

Operating Income:
Americas	$35,589	$34,379
EMEA	(2,567)	(2,176)
Corporate G&A expenses	(10,218)	(9,047)

Income from operations	22,804	23,156

Other (expense), net	(355)	(1,588)
(Provision) for income taxes	(8,078)	(1,534)

Net income	$14,371	$20,034

Sykes Enterprises, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)
Exhibit 7

	December 31,	December 31,
	2010	2009

Assets:
Current assets	$472,288	$547,854
Property and equipment, net	113,703	80,264
Goodwill & Intangibles, net	175,055	23,300
Other noncurrent assets	33,554	21,053

Total assets	$794,600	$672,471

Liabilities & Shareholders’ Equity:
Current liabilities	$158,730	$200,418
Noncurrent liabilities	52,675	21,379
Shareholders’ equity	583,195	450,674

Total liabilities and shareholders’ equity	$794,600	$672,471

Sykes Enterprises, Incorporated
Supplementary Data

	Q4 2010	Q4 2009

Geographic Mix (% of Total Revenues):

Americas (1)	81.1%	68.3%
Europe, Middle East & Africa (EMEA)	18.9%	31.7%

Total:	100.0%	100.0%
(1)	Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q4 2010	Q4 2009

Vertical Industry Mix (% of Total Revenues):

Communications	33%	35%
Financial Services	26%	14%
Technology / Consumer	20%	31%
Transportation & Leisure	6%	9%
Healthcare	6%	6%
Other	9%	5%

Total:	100%	100%

Sykes Enterprises, Incorporated
Cash Flow from Operations
(in thousands)
(Unaudited)
Exhibit 8

	Three Months Ended
	December 31,	December 31,
	2010	2009

Cash Flow From Operating Activities:
Net income (loss)	$(16,951)	$(4,689)
Depreciation and amortization	14,696	7,406
Changes in assets and liabilities and other	7,160	25,061

Net cash provided by operating activities	$4,905	$27,778

Capital expenditures	$7,015	$7,070
Cash interest paid	$493	$256
Cash taxes paid	$3,766	$3,138

	Twelve Months Ended
	December 31,	December 31,
	2010	2009

Cash Flow From Operating Activities:
Net income (loss)	$(10,273)	$43,211
Depreciation and amortization	57,932	28,323
Changes in assets and liabilities and other	(2,597)	16,078

Net cash provided by operating activities	$45,062	$87,612

Capital expenditures	$28,516	$30,277
Cash interest paid	$2,924	$1,008
Cash taxes paid	$20,577	$14,660

Sykes Enterprises, Incorporated
Business Outlook Reconciliation*
Exhibit 9

Business Outlook

First Quarter
2011
Adjusted Diluted Earnings Per Share	$0.25 - $0.28
Severance & Consulting Engagement Costs	-
Merger and Integration Costs, including Impairment	-
Depreciation & Amortization of Property & Equipment and Intangibles Write-Ups	($0.05)

Earnings (loss) Per Share	$0.20 - $0.23

Business Outlook

Full Year
2011
Adjusted Diluted Earnings Per Share	$1.30 - $1.40
Severance & Consulting Engagement Costs	-
Merger and Integration Costs	-
Depreciation & Amortization of Property & Equipment and Intangibles Write-Ups	($0.20)

Diluted Earnings Per Share	$1.10 - $1.20